[Stock Certificate Border Graphics]

        Not Valid Unless Countersigned by Transfer Agent
        Incorporated Under the Laws of the State of Nevada


     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                   CHARTER RESOURCES INTERNATIONAL
           Authorized Common Stock: 100,000,000 Shares
                     Par Value: $.002        CUSIP NO. 16132W 10 6


THIS CERTIFIES THAT  [Name of Shareholder]

IS THE RECORD HOLDER OF  [Number of Shares]

      Shares of CHARTER RESOURCES INTERNATIONAL Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  [date of Certificate]


/s/Richard F. Fatigati                   /s/Lawrence J. Muno
     Secretary                                 Chairman


                 [Graphic of Corporate Seal]

[Border Graphics]

Interwest Transfer Co. Inc. P.O. Box 17136/Salt Lake City, Utah 84117

Countersigned & Registered ______________________________